Exhibit 10.12

CONFIDENTIAL TREATMENT REQUESTED:

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.  Such redacted portions have been replaced with “{***}” in this Exhibit.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission along with the request for confidential treatment.

AMENDMENT NO. 1 TO THE SUPPLY AGREEMENT

This Amendment No. 1, is entered into as of the 30th day of December 2005 (the “Effective Date”), by and between:

PLANTEX USA, INC.

a corporation organized under the laws of the State of New Jersey with offices at Two University Plaza, Suite 305, Hackensack NJ 07601

(“Plantex”)

- and -

BIOVAIL LABORATORIES INTERNATIONAL SRL

a Barbados society with restricted liability, whose head office is Chelston Park, Building 2, Collymore Rock, St. Micheal BH1, Barbados, West Indies

(“Biovail”)

WHEREAS on or about September 30, 2004, Biovail Laboratories Incorporated (“BLI”) and Plantex entered into a Supply Agreement (the “Agreement”) for the purchase and supply of the active pharmaceutical ingredient, diltiazem hydrochloride, under the terms and conditions set forth in the Agreement;

WHEREAS effective as of January 27, 2005, BLI merged into its parent and was subsequently wound up into its affiliate Biovail;

WHEREAS Biovail and Plantex have agreed to amend the Agreement as provided herein;

NOW, THEREFORE, for and in consideration of the premises and mutual promises and benefits contained herein, the parties hereby agree as follows:

1.             Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement, shall have the same meaning ascribed to such term in the Agreement.

2.             As of the Effective Date of this Amendment No.1, the Agreement is amended and modified as follows:

a.             Section 1.4.21 is added:

“Stored API” - means the API which has been purchased by Biovail or its Affiliates from Plantex and has been sold and stored by Plantex on behalf of Biovail or its Affiliates pursuant to Section 2.1.”

b.             Section 2.1 is deleted in its entirety and is replaced with the following:

“From the Effective Date through December 31, 2005, Biovail shall purchase, or cause its Affiliates to purchase, from Plantex, and Plantex shall sell to Biovail or such Affiliates, a minimum quantity of {***}† of API. Plantex acknowledges that, as of November 22, 2005, Biovail has purchased and taken delivery of {***}† of API. By December 31, 2005, Biovail shall purchase, or cause its Affiliates to purchase, from Plantex, and Plantex shall sell to Biovail or such Affiliates, an additional {***}† of API (“Additional API”).

For the calendar year 2006, Biovail shall purchase, or cause its Affiliates to purchase, from Plantex, and Plantex shall sell to Biovail or such Affiliates {***}† of API (“2006 API”).

Plantex shall store the 2006 API and the Additional API on Biovail’s behalf or such Affiliates’ behalf under cGMP conditions in Israel, for delivery to Biovail or such Affiliates in accordance with Biovail’s or such Affiliates’ directions and Section 4 (Ownership; Delivery; Risk of Loss) herein below.

Thereafter, for the period commencing on January 1, 2007 through to the end of the Term, Biovail hereby agrees that at least {***}† of the API used in all Finished Products manufactured and/or marketed by Biovail or its Affiliates for sale in the Territory shall be comprised of API sold by Plantex to Biovail or its Affiliates hereunder, and Biovail and its Affiliates shall purchase such API directly from Plantex and Plantex shall sell such API to Biovail or its Affiliates in accordance with the terms of this Agreement to accomplish the foregoing. In addition to the 2006 API and the Additional API, Plantex shall store all API purchased by Biovail or its Affiliates (to the extent Biovail and Plantex subsequently expressly agree in writing that Plantex store such API) under cGMP conditions in Israel, for delivery to Biovail in accordance with Biovail’s or such Affiliates’ directions and Section 4 (Ownership; Delivery; Risk of Loss) herein below.”

c.             The fourth (4th) sentence in Section 2.2 (“Plantex will...of API”) is replaced with the following sentences:

“Plantex will issue invoices upon departure of API from the API manufacturing facility.” Plantex will provide Biovail or its Affiliates, with such invoices, the lot

† Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

numbers and the quantities of API in each such lot and the expiration dates of each such lot, which are held by Plantex as Stored API in accordance with Section 2.1”

d.             Section 4 is deleted in its entirety and is replaced with the following:

“Ownership; Delivery; Risk of Loss

Title to and ownership of Stored API shall pass from Plantex to Biovail or its Affiliates only after the Stored API ordered by Biovail or its Affiliates is manufactured by Plantex, invoiced to Biovail or its Affiliates and stored by Plantex on Biovail’s or its Affiliates’ behalf in accordance with Section 2.1. Notwithstanding transfer of ownership, risk of loss of Stored API shall pass from Plantex to Biovail or its Affiliates when the Stored API is delivered CIP (per Incoterms 2000) San Juan, Puerto Rico or such other port as may be directed from time to time by Biovail or its Affiliate.

Other than Stored API, title to, ownership of and risk of loss of API ordered by Biovail or its Affiliates in accordance with this Agreement shall pass from Plantex to Biovail or its Affiliates when API is delivered CIP (per Incoterms 2000) San Juan, Puerto Rico or such other port as may be directed from time to time by Biovail or its Affiliate.

All deliveries from Plantex will be made on or before the delivery date specified on each Firm Purchase Order or the additional purchase orders accepted and confirmed in writing by Plantex.”

e.             Section 14.3 is amended as follows:

“BIOVAIL LABORATORIES INCORPORATED” is deleted and replaced with “BIOVAIL LABORATORIES INTERNATIONAL SRL”.

3.             It is agreed that the Parties are currently developing “new” specifications for the API which may be different from those specifications attached as “Schedule I” to the Agreement. Once the Parties agree in writing to “new” specifications that are appropriate for the manufacture of the Finished Products and that Plantex or its Affiliate can meet such “new” specifications, then these “new” specifications shall be deemed “Specifications” for all purposes of the Agreement and deemed added to the Agreement as Schedule I, replacing the existing Schedule I. Plantex shall bear all the costs associated with ensuring API (including Stored API) conforms to “Specifications” at the time of delivery to Biovail or its Affiliates.

4.             Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. This Amendment No. 1 shall be deemed incorporated into, and a part of, the Agreement for any and all purposes as of its Effective Date.

5.             This Amendment No. 1 and the Agreement, as amended by this Amendment No. 1, constitute the entire agreement and understanding between the parties hereto and supersede all prior negotiations, representations or agreements, whether written or oral, relating to the subject matter hereof.

6.             This Amendment No. 1 may be executed in multiple counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument.

7.             The validity, performance and construction of this Amendment No. 1 shall be governed by, and construed in accordance with the laws of the State of New Jersey, without regard to its choice of law or conflict of law rules.

IN WITNESS THEREOF, the parties hereto have caused this Amendment No. 1 to be executed by their duly authorized representatives as of the latest date set forth below.

Plantex USA, Inc.
By:	/s/ Georve Svokos	By:	/s/ Cheryl Bohnel
Name:	George Svokos	Name:	Cheryl Bohnel
Title:	President	Title:	Director of Accounting / Corporate Secretary
Date:	December 30, 2005	Date:	December 30, 2005

Biovail Laboratories International SRL
By:	/s/ John A.R. McCleery	By:
Name:	John A.R. McCleery	Name:
Title:	Vice President, General Manager	Title:
Date:	December 30, 2005	Date: